UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2009
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.) (State or Other Jurisdiction of Incorporation or Organization)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 1, 2009, the Compensation Committee of our Board of Trustees awarded 2008 annual bonuses and equity-based long-term incentives for our senior executives. We address the compensation awards in the proxy statement for our 2009 Annual Meeting of Shareholders that we have filed with the SEC on the date of this Form 8-K. We attach as exhibits to this Form 8-K the forms of equity awards to our executives.

Item 9.01. Financial Statements and Exhibits

Exhibits

10.1	Form of Restricted Share Award

10.2	Form of Performance Unit Award Agreement

10.3	Form of Incentive Share Option Agreement

10.4	Form of Non-Qualified Share Option Agreement

10.5	2009-2011 Performance Share Unit Program.

Signatures
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership, its sole General Partner
By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: April 7, 2009